UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2007

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2007, Meade Instruments Europe GmbH & Co. KG, a Delaware corporation and wholly-owned subsidiary of Meade Instruments Corp. ("Meade Europe"), entered into a Loan Agreement with VR-Bank Westmunsterland eG ("Volksbank"). The material terms and conditions of the Loan Agreement include a revolving line of credit from 2,000,000 € up to 9,000,000 € during certain time periods of the year as set for in the Agreement and a term loan of 859,000 € with redemption payments of 275,000 €. The revolving line of credit bears interest at 8% and is variable, depending on certain market conditions as set forth in the Loan Agreement. The term loan bears interest at approximately 4.55%. An addition line of 750,000 € is provided for bank guarantees and US$ forward contracts and L/C’s which will be reduced to 200,000 € effective January 1, 2008. The credit lines are provided subject to a condition that a US$ 2,000,000 loan from Meade Europe to its parent company, Meade Instruments Corp. ("Meade"), is repaid in full on or prior to July 31, 2007. In addition, the credit line is subject to Volksbank receiving a renewed guarantee from Meade in the amount of 2,600,000 € prior to February 28, 2008. The revolving line of credit and term loan are collateralized by all of the assets of Meade Europe and are further collateralized by the guarantee referred to above. An additional condition to the Loan Agreement is a requirement that Meade Europe maintain a minimum capitalization of approximately 3,500,000 €.

A copy of the Loan Agreement (translated from the executed German version) is attached hereto as Exhibit 10.93 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. On July13, 2007, Meade Instruments Corp. ("Meade" or the "Company") entered into Employment Agreements with the following executive officers: Steven L. Muellner, President and Chief Executive Officer; Paul E. Ross, Senior Vice President – Finance and Chief Financial Officer; Robert L. Davis, Senior Vice President – Sales; and Donald W. Finkle, Senior Vice President – Operations. With the exception of base salary, as set forth below, the material terms and conditions of the Employment Agreements are the same for each executive officer.

The Employment Agreements contain the following material terms and conditions: Each executive officer is entitled to the payment of an annual base salary equal to the following amounts: $350,000 for Mr. Muellner, $260,000 for Mr. Ross, $268,500 for Mr. Davis, and $230,000 for Mr. Finkle. The amount of these base salaries is subject to review annually by the Compensation Committee. The executive officers are also entitled to participate in and are covered by all bonus, incentive and other employee health, insurance, 401(k), ESOP, and other plans and benefits established for the employees of the Company. In addition, the Employment Agreements provide the executive officers with vacation benefits of three weeks per year (up to a maximum accrual of six weeks) and reimbursement of all business expenses. If the Company terminates the employment of one of these executive officers without cause, or if one of these executive officers terminates his employment for one of the following reasons: (A) a material diminution of authority, duties or responsibilities of the executive officer, (B) any reduction by the Company to the Executive Officer’s base salary (except within certain limits as set forth in the Employment Agreements), or (C) the Company requires the executive officer to be based at an office or location which increases the distance from such executive officer’s home to the office or location by more than 45 miles from the distance in effect at the beginning of the term of the Employment Agreement, then such executive officer will be entitled to an aggregate payment equal to: (x) 12 months base salary, (y) 50% of the executive officer’s target bonus amount, and (z) HMO level COBRA benefits for 12 months (collectively, the "Severance Payments"). The Severance Payments will be paid in 12 equal payments over the 12 month period. As partial consideration for the benefits set forth above, the executive officers agree to not compete with the Company, or solicit its customers or employees, during the term of employment and for 12 months after termination of employment.

A copy of the Form Executive Officer Employment Agreement is attached hereto as Exhibit 10.94.

B. On July 13, 2007, the Company also entered into Performance Share Award Agreements ("Bonus Agreements") with Messrs. Muellner, Ross, Davis, and Finkle. Under the Bonus Agreements, each executive officer will have the potential to earn a cash bonus equal to a percentage of their base salary, based on a combination of the Company’s financial performance and the individual’s performance measured against position specific objectives. Mr. Muellner’s Bonus Agreement establishes a cash bonus target of 50% of Mr. Muellner’s base salary, with the opportunity to earn up to two times the bonus target. Each of Messrs. Ross, Davis, and Finkle has a bonus target of 25% of their base salary, with the opportunity to earn up to two times such bonus target. The Company financial performance objectives for the Bonus Agreements are based on the Company meeting or exceeding certain operating income targets for fiscal 2008. After the Company financial performance objectives have been partially or fully met, each executive officer’s position specific personal objectives are determined. Such personal objectives are determined as a percentage of overall satisfaction (between 0% and 100%). This satisfaction percentage is then multiplied by the bonus amount that would have been achieved based solely on the Company’s financial performance. After considering both the Company’s financial performance objectives and the personal position specific objectives, each executive officer’s cash bonus can be calculated.

A copy of the Form Performance Share Award Agreement is attached hereto as Exhibit 10.95.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 12, 2007, the Company’s Board of Directors adopted and approved amendments to (i) the Company’s Code of Ethical Standards and Business Practices (the "Employee Code of Conduct"), and (ii) the Company’s Code of Conduct Guidelines for Members of the Board of Directors (the "Director Code of Conduct"). Both the Employee Code of Conduct and the Director Code of Conduct were amended to include a provision requiring that all equity compensation awards granted to any employee, officer, director or consultant of the Company be done in compliance with the Company’s Equity Compensation Award Guidelines; including, without limitation, ensuring that no equity compensation awards granted by the Company are "backdated" as defined therein.

Copies of the Company’s Employee Code of Conduct and Director Code of Conduct, as amended, are attached hereto as Exhibit 10.96 and Exhibit 10.97, respectively.

Item 8.01 Other Events.

On July 12, 2007, the Company’s Board of Directors adopted and approved an amendment to the Company’s Amended and Restated Compensation Committee Charter to include a provision ensuring that no equity compensation awards granted by the Company are "backdated" as defined therein.

A copy of the Company’s Amended and Restated Compensation Committee Charter is attached hereto as Exhibit 10.98.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

July 17, 2007	By:	Paul E. Ross

Name: Paul E. Ross
Title: Senior Vice President - Finance and CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.93	Loan Agreement, dated July11, 2007, by and between Meade Instruments Europe GmbH & Co. KG, a wholly-owned subsidiary of Meade Instruments Corp. and VR-Bank Westmunsterland eG (translated from original German version).
10.94	Form Executive Officer Employment Agreement, entered into as of July 13, 2007, by and between Meade Instruments Corp. and the following executive officers of the Company: Steven L. Muellner, President and Chief Executive Officer; Paul E. Ross, Senior Vice President – Finance and Chief Financial Officer; Robert L. Davis, Senior Vice President – Sales; and Donald W. Finkle, Senior Vice President – Operations.
10.95	Form Performance Share Award Agreement, entered into as of July 13, 2007, by and between Meade Instruments Corp. and the following executive officers of the Company: Steven L. Muellner, President and Chief Executive Officer; Paul E. Ross, Senior Vice President – Finance and Chief Financial Officer; Robert L. Davis, Senior Vice President – Sales; and Donald W. Finkle, Senior Vice President – Operations.
10.96	Code of Ethical Standard and Business Practices, as amended.
10.97	Code of Conduct Guidelines for Members of the Board of Directors, as amended.
10.98	Amended and Restated Compensation Committee Charter, as amended.